Exhibit 10.1

ALTERRA CAPITAL HOLDINGS LIMITED

2008 STOCK INCENTIVE PLAN

RESTRICTED STOCK

RETENTION SHARE AWARD AGREEMENT

This Restricted Stock Award Agreement (the “Agreement”) is made, effective as of             , 2010 (the “Grant Date”), by and between Alterra Capital Holdings Limited (the “Company”) and                              (the “Grantee”).

RECITALS:

WHEREAS, the Company has adopted the Alterra Capital Holdings Limited 2008 Stock Incentive Plan (the “Plan”) pursuant to which awards of restricted common shares of the Company (“Common Shares”) may be granted; and

WHEREAS, the Committee has determined that it is in the best interests of the Company and its shareholders to grant the award of restricted Common Shares provided for herein (the “Restricted Stock Award”) to the Grantee in recognition of the Grantee’s services to the Company, such grant to be subject to the terms set forth herein.

NOW, THEREFORE, in consideration for the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1. Grant of Restricted Stock Award. Pursuant to Section 9 of the Plan, the Company hereby issues to the Grantee on the Grant Date a Restricted Stock Award consisting of, in the aggregate,                  Common Shares in the capital of the Company (hereinafter called the “Restricted Stock”).

2. Incorporation by Reference. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan. The Committee shall have the authority to interpret and construe the Plan and this Agreement and to make any and all determinations thereunder, and its decision shall be binding and conclusive upon the Grantee and his/her legal representative in respect of any questions arising under the Plan or this Agreement.

3. Restrictions. Except as provided in the Plan or this Agreement, the restrictions on the Restricted Stock are that they will be forfeited by the Grantee and all of the Grantee’s rights to such shares shall immediately terminate without any payment or consideration by the Company, in the event of any sale, assignment, transfer, hypothecation, pledge or other alienation of such Restricted Stock made or attempted, whether voluntary or involuntary, and if involuntary whether by process of law in any civil or criminal suit, action or proceeding, whether in the nature of an insolvency or bankruptcy proceeding or otherwise, without the written consent of the Board.

4. Vesting.

(a) Except as otherwise provided herein, the restrictions described in Section 3 above will lapse with respect to such portion of the Restricted Stock subject to the Restricted Stock Award as determined in accordance with the terms of Section 4(b) below on August 15, 2015 (the “Vesting Date”); provided, that, except as otherwise provided herein, the Grantee remains in continuous service with the Company or any of its Subsidiaries until the Vesting Date. If the Grantee’s service is terminated at any time prior to the Vesting Date, the Restricted Stock Award shall automatically be forfeited without consideration upon such cessation of service, unless otherwise provided in this Section 4.

(b) The number of shares that will be eligible to vest in accordance with Section 4(a) will be determined as follows: twenty percent (20%) of the Restricted Stock subject to the Restricted Stock Award will become eligible to vest on the Vesting Date if as of a Measurement Date (as defined below), the Result (as defined below) equals or exceeds ten percent (10%) compounded annual growth in Book Value Per Share (as defined below) since June 30, 2010 (the “Return”); provided, that, in the event that the Result is less than the Return as of any Measurement Date but equals or exceeds the Return as of any subsequent Measurement Date, the portion of the Restricted Stock Award that did not become eligible to vest in connection with such prior Measurement Date(s) will become eligible to vest on the Vesting Date. For the avoidance of doubt, once a portion of the Restricted Stock Award becomes eligible to vest in connection with the attainment of the Return as of any Measurement Date, such portion cannot fail to vest due to the Result as of any subsequent Measurement Date; provided, that, except as otherwise provided herein, the Grantee remains in continuous service with the Company or any of its Subsidiaries until the Vesting Date.

For purposes hereof, the following definitions shall apply: (i) “Book Value Per Share” shall be calculated by dividing “Total Shareholders’ Equity” by “Common Shares Issued and Outstanding” on a fully diluted basis as set forth in the consolidated balance sheet of the Company’s unaudited consolidated financial statements for the applicable fiscal quarter ended June 30; provided, that, for the purposes of calculating Book Value Per Share, in the event that Book Value Per Share as of June 30, 2010 does not reflect the costs associated with the transactions contemplated by the Amalgamation Agreement, dated as of March 3, 2010, among Harbor Point Limited, Max Capital Group Ltd. and Alterra Holdings Limited (the “Amalgamation Agreement”) and the special dividend paid in connection therewith, Book Value Per Share will be adjusted to so reflect; (ii) “Measurement Date” shall mean each of June 30, 2011, June 30, 2012, June 30, 2013, June 30, 2014 and June 30, 2015; and (iii) “Result” shall mean the Company’s actual compounded annual growth in Book Value Per Share from June 30, 2010 through the applicable Measurement Date, provided, that, for purposes of calculating Book Value Per Share, to the extent the Company declares dividends on its common stock from June 30, 2010 through any Measurement Date, “Total Shareholders’ Equity” shall be increased by the value of any such cumulative dividends paid through the applicable Measurement Date.

(c) Death, Disability. In the event of the Grantee’s death or if the Grantee’s service is terminated by the Company or any of its Subsidiaries for Disability (as defined below), the Restricted Stock Award shall fully vest as of the date of such termination. For purposes of this

Agreement, “Disability” shall mean termination upon 30 days’ notice in the event that the Grantee suffers a mental or physical disability that shall have prevented him/her from performing his/her material duties for a period of at least 120 consecutive days or 180 non-consecutive days within any 365 day period; provided, that, the Grantee shall not have returned to full-time performance of his/her duties within 30 days following receipt of such notice; provided, however, that, if termination for “Disability” is defined in the Grantee’s employment agreement, the definition in the employment agreement shall apply for purposes of this Section 4(c).

(d) Termination Without Cause or For Good Reason. Upon the termination of the Grantee’s service by the Company or a Subsidiary without Cause (as defined in the Grantee’s employment agreement with the Company, if any, otherwise, as defined in the Plan) or by the Grantee for Good Reason (as defined below), the Restricted Stock Award shall vest as of the Vesting Date, subject to the achievement of the Return in Book Value Per Share as described in Section 4(b) above as if Grantee has remained in continuous service through the Vesting Date.

For purposes hereof, the Grantee shall have “Good Reason” to terminate his/her employment within 30 days after the Grantee has knowledge of the occurrence, without the Grantee’s written consent, of one of the following events that has not been cured, if curable, within 30 days after a notice of termination has been given by the Grantee to the Company or its Subsidiary, as applicable: (i) any material and adverse change to the Grantee’s duties or authority which are inconsistent with his/her title and position, (ii) a material diminution of the Grantee’s title or position; (iii) a reduction of the Grantee’s base salary; or (iv) any other reason which the Company determines in its sole discretion to be a Good Reason; provided, however, that, if termination for “Good Reason” is defined in the Grantee’s employment agreement, the definition in the employment agreement shall apply for purposes of this Section 4(d); provided, further, that, the Grantee shall only have Good Reason to terminate employment if the event initially giving rise to Good Reason occurs following the Grant Date.

(e) Change in Control. In the event of a Change in Control (as defined in the Plan), the Committee may provide that, with respect to all or any portion of the Restricted Stock Award, all or such portion shall immediately vest without regard to performance results.

(f) Retirement. Upon the Grantee’s Retirement, vesting shall continue in accordance with Section 4(a) and Section 4(b) above as if the Grantee were still employed; provided, that, during the period following Retirement and prior to the Vesting Date, the Grantee does not enter into any employment, consulting, service or similar arrangements or accept any directorship that has not been pre-approved by the Committee in its sole discretion. In the event that the Grantee does enter into any such employment, consulting, service or similar arrangement or accepts any unapproved directorship, all unvested Restricted Stock shall be immediately forfeited.

For purposes of this Agreement, “Retirement” shall be defined as when the Grantee retires from the Company or any Subsidiaries if (i) the Grantee’s age is at least 55 and the Grantee has at least five consecutive years of service as an employee of the Company or any Subsidiaries immediately prior to the termination date and (ii) the Grantee has been in continuous service with the Company or a Subsidiary for a period of at least 24 months following the Grant Date.

(g) Work Permit. If the Grantee’s service is terminated prior to the Vesting Date because the Company or a Subsidiary is unable to obtain a work permit for the Grantee’s continued service in Bermuda with the Company or a Subsidiary and the Company does not offer the Grantee a comparable position of employment by one of the Company’s Subsidiaries, then the Restricted Stock shall automatically become 100% vested and nonforfeitable upon the date of the Grantee’s termination of service; provided, that, if the failure by the Company or its Subsidiary to obtain such work permit is directly or indirectly related to any actions or omissions taken by the Grantee, as determined by the Company in its sole discretion, then all unvested Restricted Stock shall be immediately forfeited upon the date of termination.

5. Tax Withholding. In the event that the Company determines that tax withholding is required with respect to the Grantee, the Grantee shall be required to pay to the Company, and the Company shall have the right to deduct from any compensation paid to the Grantee pursuant to the Plan, the amount of any required withholding taxes in respect of the Restricted Stock Award and to take such other action as the Committee deems necessary to satisfy all obligations for the payment of such withholding and taxes. The Committee may permit the Grantee to satisfy the withholding liability: (a) in cash, (b) by having the Company withhold from the number of Common Shares otherwise issuable or deliverable pursuant to the settlement of the Restricted Stock Award a number of shares with a Fair Market Value equal to the minimum withholding obligation, (c) by delivering Common Shares owned by the Grantee that are Mature Shares, or (d) by a combination of any such methods. For purposes hereof, Common Shares shall be valued at Fair Market Value.

6. Rights as Shareholder; Dividends. The Grantee shall be the record owner of the Restricted Shares unless and until such Common Shares are sold or otherwise disposed of, and as record owner shall be entitled to all rights of a shareholder of the Company, including, without limitation, voting rights, if any, with respect to the Restricted Shares and the right to receive dividends, if any, while the Restricted Shares are held in custody; provided, that, the Grantee shall not be eligible to receive the special dividend contemplated by the Amalgamation Agreement. Notwithstanding the foregoing, any cash or other property distributed as a dividend with respect to the Restricted Shares shall be held by the Company until the Restricted Shares have become vested in accordance with the terms hereof and shall remain subject to the forfeiture provisions applicable to the Restricted Shares to which such dividends relate.

7. Compliance with Laws and Regulations. The issuance and transfer of Common Shares shall be subject to compliance by the Company and the Grantee with all applicable requirements of securities laws and with all applicable requirements of any stock exchange on which the Company’s Common Shares may be listed at the time of such issuance or transfer.

8. No Right to Continued Employment. Nothing in this Agreement shall be deemed by implication or otherwise to impose any limitation on any right of the Company or any of its Subsidiaries to terminate the Grantee’s employment at any time.

9. Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be delivered by registered or certified first class mail, return receipt requested, telecopier, courier service or personal delivery:

If to the Company:

Alterra Capital Holdings Limited

Alterra House

2 Front Street

Hamilton HM 11

Bermuda

If to the Grantee, at the Grantee’s last known address on file with the Company.

All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) business days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied.

10. Bound by Plan. By signing this Agreement, the Grantee acknowledges that he/she has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all of the terms and provisions of the Plan.

11. Beneficiary. The Grantee may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Grantee, the beneficiary shall be deemed to be the Grantee’s spouse or, if the Grantee is unmarried at the time of death, his or her estate.

12. Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and on the Grantee and the beneficiaries, executors and administrators, heirs and successors of the Grantee.

13. Amendment of Restricted Stock Award. Subject to Section 14 of this Agreement, the Committee at any time and from time to time may amend the terms of this Restricted Stock Award; provided, however, the Grantee’s rights under this Restricted Stock Award shall not be materially and adversely affected by any such amendment without the Grantee’s consent.

14. Adjustments. Pursuant to Section 12 of the Plan, the Committee in its sole discretion may make adjustments to this Restricted Stock Award, including, without limitation, with respect to any applicable performance measures.

15. Governing Law. This Agreement shall be governed by the laws of the state of New York without regard to conflict of laws principles.

16. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Grantee or the Company to the Committee for review. The resolution of such a dispute by the Committee shall be binding on the Company and the Grantee.

17. Severability. Every provision of this Agreement is intended to be severable and any illegal or invalid term shall not affect the validity or legality of the remaining terms.

18. Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation of construction, and shall not constitute a part of this Agreement.

19. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

ALTERRA CAPITAL HOLDINGS LIMITED

By:
Name:
Title:

GRANTEE

By:
Name:

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